EXHIBIT 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share of RAMACO RESOURCES, INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: February 21, 2017

YORKTOWN ENERGY PARTNERS X, L.P.

By:	Yorktown X Company LP,
Its General Partner

By:	Yorktown X Associates LLC,
Its General Partner

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN X COMPANY LP

By:	Yorktown X Associates LLC,
Its General Partner

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN X ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member